Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Re: Ford Motor Credit Company LLC Registration Statement Nos. 333-168720 and 333-159107 on Form S-3

We hereby consent to the incorporation by reference in the aforementioned Registration Statements of Ford Motor Credit Company LLC and its Subsidiaries of our report dated February 21, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan
February 21, 2012